UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 10, 2026
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VIA TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-42841	45-5372621
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
114 5th Ave, 17th Floor, New York, NY		10011
(Address of Principal Executive Offices)		(Zip Code)
(917) 877-0915
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	VIA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Via Transportation, Inc. (“Via”) is appointing Matt Levine as Chief Legal Officer, effective July 27, 2026. Matt previously served as General Counsel and Chief Privacy Officer at Clear Secure, Inc. (NYSE:YOU) from 2012 to 2024 and has most recently served as Chief Legal Officer at Success Academy Charter Schools. Also effective July 27, 2026, Erin Abrams will step down as Chief Legal Officer and transition into a senior advisory role. Ms. Abrams will serve in this advisory capacity until January 1, 2027, ensuring continuity in the company’s legal and compliance leadership. Ms. Abrams joined Via in 2014 and we thank her for her twelve years of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Via Transportation, Inc.

Dated: July 10, 2026	By:	/s/ Daniel Ramot
	Name:	Daniel Ramot
	Title:	Chief Executive Officer (Principal Executive Officer)